SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:      June 26, 2003

DUPONT PHOTOMASKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20839	74-2238819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD. ROUND ROCK, TEXAS 78664 (Address of principal executive offices, with zip code)

(512) 310-6500
Registrant’s telephone number, including area code

Item 5.         Other Events

                     On June 25, 2003, DuPont Photomasks, Inc. (the “Company”) issued a press release announcing that Peter S. Kirlin, Ph.D., resigned as chairman and chief executive officer and that the board of directors elected Marshall C. Turner as chairman of the board and chief executive officer.

                The Company also stated that revenue for the fourth quarter of fiscal 2003, ending June 30, 2003, is currently tracking to the low end of the range of previous guidance, or $80 million. The Company plans to report full fourth quarter results on Wednesday, July 23, 2003.

                     The Company’s press release regarding these matters is filed herewith as Exhibit 99.1 incorporated herein by reference.

Item 7.         Financial Statements and Exhibits

(c)                                                  Exhibits.

99.1                                           Press release dated June 25, 2003, by DuPont Photomasks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2003	DUPONT PHOTOMASKS, INC.

/s/ James W. Boeckman
James W. Boeckman
Executive Vice President, General Counsel and Secretary

DUPONT PHOTOMASKS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated June 25, 2003